                                                                    EXHIBIT 3.1

                               STATE OF COLORADO


                        DEPARTMENT OF STATE CERTIFICATE


         I, NATALIE MEYER, Secretary of State of the State of Colorado hereby certify that the prerequisites for the issuance of this certificate have been fulfilled in compliance with law and are found to conform to law.

         Accordingly, the undersigned, by virtue of the authority vested in me by law, hereby issues A CERTIFICATE OF AMENDMENT TO MEGABANK FINANCIAL CORPORATION.




                                                     /s/ Natalie Meyer
                                                     -----------------
                                                     Secretary of State
Dated July 17, 1987

                                     SECOND
                             ARTICLES OF AMENDMENT
                                     TO THE
                           ARTICLES OF INCORPORATION
                                       OF
                         MEGABANK FINANCIAL CORPORATION


         Pursuant to the provisions of the Colorado Corporation Code, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation, as previously amended:

         FIRST:  The name of the corporation is MEGABANK FINANCIAL CORPORATION.

         SECOND: The following amendments were adopted by the shareholders of the corporation on January 13, 1987, in the manner prescribed by the Colorado Corporation Code:

         1. Article XIII of the Articles of Incorporation, as previously amended, shall be amended to read in its entirety as follows:

                                 "ARTICLE XIII

                                Indemnification

         In addition to the other powers now or hereafter conferred upon the corporation by these Articles of Incorporation, the Colorado Corporation Code or otherwise, the corporation shall possess and may exercise all powers to indemnify directors, officers and other persons and all powers whatsoever incidental thereto (including without limitation the power to advance expenses and the power to purchase and maintain insurance with respect thereto), without regard to whether or not such powers are expressly provided for by the Colorado Corporation Code, but provided that such powers and the exercise thereof are consistent with the provisions of the Colorado Corporation Code. The board of directors is hereby authorized on behalf of the corporation and without shareholder action to exercise all of the corporation's powers of indemnification, whether by provision in the Bylaws or otherwise."

         THIRD: The number of shares of the corporation outstanding at the time of such adoption was one hundred sixty-nine thousand (169,000), and the number of shares entitled to vote thereon was one hundred sixty-nine thousand (169,000).

         FOURTH: The designation and number of outstanding shares of each class entitled to vote thereon as a class were as follows:
         CLASS                                     NUMBER OF SHARES
                                  NONE

         FIFTH: The number of shares voted for such amendment was one hundred fifty-one thousand (151,000), and the number of shares voted against such amendment was zero (0).

         SIXTH: The number of shares of each class entitled to vote thereon as a class voted for and against such amendment, respectively, was:

         CLASS                                    NUMBER OF SHARES VOTED
                                                  For           Against

                                  NONE

         SEVENTH:         The manner, if not set forth in such amendment, in
which any exchange, reclassification, or cancellation of issued shares provided for in the amendment shall be effected, is as follows:

                                  NO CHANGE

         EIGHTH: The manner in which such amendment effects a change in the amount of stated capital, and the amount of stated capital as changed by such amendment, are as follows:

                                  NO CHANGE

                                           MEGABANK FINANCIAL CORPORATION

(SEAL)   By:                               By:  /s/Raymond Anlionlis
                                           -------------------------
                                           Its Vice President
ATTEST:

By:/s/ Jerry Weigand
   ------------------
       Its Secretary


STATE OF COLORADO         )
                          ) ss.
COUNTY OF ARAPAHOE        )

         The foregoing instrument was acknowledged before me by Raymond L. Anilionis as Vice President and Jerry L. Weigand as Secretary of MEGAGANK FINANCIAL CORPORATION, a Colorado corporation, this 7th day of July, 1987.
         Witness my hand and official seal.
         My commission expires May 26, 1989.
                                        /s/ Paula A. Hancock
                                        --------------------
                                              Notary Public'

                               STATE OF COLORADO




                        DEPARTMENT OF STATE CERTIFICATE


         I, NATALIE MEYER, Secretary of State of the State of Colorado hereby certify that the prerequisites for the issuance of this certificate have been fulfilled in compliance with law and are found to conform to law.

         Accordingly, the undersigned, by virtue of the authority vested in me by law, hereby issues A CERTIFICATE OF AMENDMENT TO MEGABANK FINANCIAL CORPORATION, FORMERLY KNOWN AS FIRST COLORADO BANKSHARES, INC.



                                        /s/ Natalie Meyer
                                        ------------------
                                        Secretary of State




DATED:   AUGUST 22, 1984

                                     FIRST
                             ARTICLES OF AMENDMENT
                                     TO THE
                           ARTICLES OF INCORPORATION
                                       OF
                        FIRST COLORADO BANKSHARES, INC.


         Pursuant to the provisions of the Colorado Corporation Code, the undersigned Corporation adopts the following Articles of Amendment to its Articles of Incorporation:

         FIRST:  The name of the Corporation is First Colorado Bankshares, Inc.

         SECOND: The following amendments were adopted by the Board of Directors of the Corporation on August 1, 1984 in the manner prescribed by the Colorado Corporation Code:

         a. Article I of the Articles of Incorporation is amended in its entirety to read:

                 "The name of the corporation shall be MegaBank Financial Corporation".

         b. Article X of the Articles of Incorporation is amended in its entirety to read:

                 "Meetings of shareholders of the Corporation shall be held at such place within or without the State of Colorado and at such times as may be prescribed in the By-laws of the Corporation. Special meetings of the shareholders of the Corporation may be called by the President of the Corporation, the Board of Directors, or by the record holder or holders of at least twenty-five percent (25%) of all shares entitled to vote at the meeting. At the meeting of the shareholders, except to the extent otherwise provided by the By-laws, a quorum shall consist of a majority of the Shares entitled to vote at the meeting, represented in person or by proxy and, if a quorum is present, the affirmative vote of the majority of shares represented and entitled to vote at the meeting shall be the act of the shareholders unless the vote of a greater number or voting by classes is required by law"

         THIRD: There were no shares of common stock outstanding at the time of the adoption of the above amendment.

         FOURTH: The above amendment was duly adopted by the Board of Directors of the Corporation.

         FIFTH: The aforesaid amendment was duly adopted in accordance with the provisions of Section 7-2-106 and 7-2-107 of the Colorado Corporation Code.

         IN WITNESS WHEREOF, First Colorado Bankshares, Inc. has caused these Articles of Amendment to be signed by the President, attested by its Assistant Secretary and its corporate seal to be affixed this 16th day of August, 1984.

                                        First Colorado Bankshares, Inc.


                                        By:  /s/ Thomas R. Kowalski
                                           --------------------------
                                        Thomas R. Kowalski, President

(SEAL)

ATTEST~


By:  /s/ Clinton P. Swift
   ----------------------
         Clinton P. Swift, Assistant Secretary


STATE OF COLORADO                 )
                                  ) ss.
CITY AND COUNTY OF DENVER         )

         The foregoing instrument was acknowledged before me, Debra McArthur a Notary Public in and for the said County and State, by Thomas R. Kowalski, President and Clinton P. Swift, Assistant Secretary of First Colorado Bankshares, Inc. a Colorado corporation.

Witness my hand and official seal.


                                        /s/ Debra McArthur
                                        ------------------
                                        Notary Public

                                        210 University Blvd., 9th Floor
                                        Denver, Colorado 80206

My Commission Expires:
November 8, 1986

                               STATE OF COLORADO

                        DEPARTMENT OF STATE CERTIFICATE


         I, NATALIE MEYER, Secretary of State of the State of Colorado hereby certify that the prerequisites for the issuance of this certificate have been fulfilled in compliance with law and are found to conform to law.

         Accordingly, the undersigned, by virtue of the authority vested in me by law, hereby issues A CERTIFICATE OF INCORPORATION TO FIRST COLORADO BANKSHARES, INC.

                                              /s/ Natalie Meyer
                                              -----------------
                                              Secretary of State

         DATED:  April 5, 1984

                           ARTICLES OF INCORPORATION
                                       OF
                        FIRST COLORADO BANKSHARES, INC.



KNOW ALL MEN BY THESE PRESENTS:

         THAT I, the undersigned, Clinton P. Swift being a natural person of the age of eighteen years or more, and desiring to form a corporation under the laws of the State of Colorado, do hereby sign, verify and deliver these Articles of Incorporation to the Secretary of State of Colorado.


                                   ARTICLE I
                                 CORPORATE NAME

      The name of the corporation shall be First Colorado Bankshares, Inc.


                                   ARTICLE II
                                    PURPOSES

         The nature of the business of the corporation and the objects and purposes to be transacted, promoted and carried on by it are as follows:

         2.1 To acquire as principal, agent or partner, general or limited or as a single or multibank holding company, by purchase, contract or otherwise, financial institutions and to own, hold, manage, and sell, encumber or otherwise dispose of and deal in financial institutions of every kind and description, together with other non-banking activities that are closely related to the operations of financial institutions.

         2.2 To acquire as principal, agent or partner, general or limited, by purchase, lease contract or otherwise, lands and interest in lands, buildings, or other structures and to own, hold, improve, develop and manage the same, and to erect or cause to be erected on any lands owned, held or occupied by the corporation, buildings or other structures with their appurtenances, and to rebuild, enlarge, alter or improve any buildings or other structures now or hereafter erected on any lands so owned, held or occupied; and to mortgage, sell, lease or otherwise dispose of any lands or interests in lands and in buildings or other structures at any time owned or held by the corporation.

         2.3 To invest in and to buy, sell or otherwise acquire or dispose of and deal in loans secured by liens upon real and personal property both as principal and as agent.

         2.4 To invest, as principal or agent, or partner, general or limited, in all forms of personal investment property, including without limitation, securities, stocks, bonds, mutual funds and secured or unsecured notes.

         2.5 To purchase or otherwise acquire the whole or any part of the property, assets, business, goodwill and rights and to undertake or assume the whole or any part of the bonds, mortgages, franchises, leases, contracts, indebtedness, guaranties, liabilities, and obligations of any person, firm, association, corporation or organization, and to pay for the same or any part or combination thereof, in cash, shares of the capital stock, bonds, debentures, debenture stock, notes and other obligations of this corporation, or otherwise, or by undertaking and assuming the whole or any part of the liabilities or obligations of the transferor; and to conduct in any lawful manner the whole or any part of the businesses so acquired and to exercise all the powers necessary or convenient in and about the conduct, management and carrying on of such business.

         2.6 To borrow money for any of the purposes of this corporation and to issue bonds, debentures, debenture stock, notes or other obligations therefore, and to secure the same by pledge or mortgage of the whole or any part of the property of this corporation whether real or personal, or to issue bonds, debentures, debenture stock, notes or other obligations with any such security.

         2.7 To lend money, to guarantee, purchase, acquire, exchange, hold, sell assign, transfer, mortgage, pledge, or otherwise dispose of shares of the capital stock of, or any bonds, securities or evidences of indebtedness created by any corporation or corporations organized under the laws of this State or of any other state, district or county and also bonds or evidences of indebtedness of the United States or any state, territory, dependency, or county or subdivision or municipality thereof, and while the owner thereof to exercise all rights, powers, and privileges of ownership, including the right to vote thereon.

         2.8 To transact any and all lawful business for which corporations may be incorporated pursuant to the Colorado Corporation Code now existing or as hereafter amended, in any state, territory, district, possession, dependency or other political subdivision of the United States of America, or in any foreign country, to the extent that such business is not forbidden by the laws of such state, territory, district, possession, dependency or political subdivision of the United States or America or by such foreign country.



                                  ARTICLE III
                                    DURATION

         This corporation shall have perpetual existence, unless dissolved according to law.

                                   ARTICLE IV
                                 CAPITAL STOCK

         The amount of authorized capital stock of this corporation is 500,000 shares of no par value common stock. All shares when issued shall be fully paid and nonassessable, and the shareholders shall not be individually liable for corporate debts.


                                   ARTICLE V
                             RIGHTS OF SHAREHOLDERS

         The rights and privileges relating to the shares of capital stock named in Article IV shall be as follows:

         5.1 Holders of the shares of the common stock of the corporation shall not be entitled to the right to purchase or subscribe for any unissued or treasury shares, or any additional shares to be issued by reason of any increase of the authorized shares of the corporation, or any bonds, certificates of indebtedness, debentures, or other securities, rights, warrants, or options, convertible into shares of any unissued or treasury shares in accordance with their proportionate equity in the corporation.

         5.2 Each share of capital stock shall be entitled to one vote, either in person or by proxy, at all shareholders' meetings. Cumulative voting shall not be allowed in the election of directors.

         5.3 All outstanding shares of common stock shall share equally in dividends and upon liquidation. Dividends are payable at the discretion of the Board of Directors at such times and in such amounts as they deem advisable, subject, however, to the provisions of the laws of the State of Colorado.

         5.4 The Board of Directors may cause any stock issued by the corporation to be issued subject to such lawful restrictions, qualifications, limitations or special rights as they deem fit, which restrictions, qualifications, limitations or special rights may be created by provisions in the Bylaws of the corporation or in the minutes of any properly convened meeting of the Board of Directors; provided, however, notice of such special restrictions, qualifications, limitations or special rights must appear on the certificate evidencing ownership of such stock.


                                   ARTICLE VI
                                   DIRECTORS

         The affairs of the corporation shall be governed by a Board of Directors of not less than three (3) nor more than twenty-five (25) Directors as the Bylaws may determine from time to time, who shall be elected in accordance with the Bylaws of the corporation.

         The organization and conduct of the Board shall be in accordance with the following:

         6.1 The names and addresses of the members of the initial Board of Directors, who shall hold office until the first annual meeting of the shareholders of the corporation, or until their successors shall have been elected and qualified are:


         Thomas R. Kowalski                9033 East Easter Place, Suite 214
                                           Englewood, Colorado 80112

         Warren P. Cohen                   9729 East Ida Circle
                                           Englewood, Colorado 80111

         Edward H. Givens                  345 Doulton Place
                                           Creve Coeur, Missouri 63141

         Clinton P. Swift                  210 University Boulevard, 9th Floor
                                           Denver, Colorado 80206

         William Dennis Kenny              15 Fairway Lane
                                           Littleton, Colorado 80123

         James S. Frank                    5674 South Fulton Way
                                           Englewood, Colorado 80111

         Ralph C. Epen                     5213 South Ironton Way
                                           Englewood, Colorado 80111


         6.2 Directors of the corporation need not be residents of Colorado nor holders of shares of the corporation's capital stock.

         6.3 Meetings of the Board of Directors, regular or special, may be held within or without Colorado upon such notice as may be prescribed by the Bylaws of the corporation. Attendance of a Director at a meeting shall constitute a waiver by him of notice of such meeting unless he attends only for the express purpose of objecting to the transaction of any business at that meeting on the ground that the meeting is not lawfully called or convened.

         6.4 A majority of the number of Directors at any time constituting the Board of Directors shall constitute a quorum for the transaction of business, and the act of a majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

         6.5 By resolution adopted by a majority of the number of Directors at any time constituting the Board of Directors, the Board of Directors may designate two or more Directors to constitute an executive committee which shall have and may exercise, to the extent permitted by law or in such resolution, all of the authority of the Board of Directors in the management of the corporation; provided, however, that such delegation of authority shall not operate to relieve the Board of Directors or any member thereof of any responsibility imposed on it or him by law.

         6.6 Any vacancy in the Board of Directors, however caused, may be filled by the affirmative vote of a majority of the remaining Directors, though less than a quorum of the Board of Directors. A Director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.


                                  ARTICLE VII
                               PLACE OF BUSINESS

         The principal office and the principal place of business of the corporation initially shall be located in Denver, Colorado. The Board of Directors may, however, from time to time establish such other offices, branches, subsidiaries or divisions in such other place or places within or without the State of Colorado as it deems advisable. The address of the corporation's initial registered office in Colorado for the purposes of the Colorado Corporation Code, as amended, shall be:


                               8100 East Arapahoe

                           Englewood, Colorado 80112


The name of the corporation's initial registered agent at the address of the registered office for purposes of said Code shall be: Clinton P. Swift.

                                  ARTICLE VIII
                                    OFFICERS

         The officers of the corporation shall consist of a President, one or more Vice Presidents as may be prescribed by the Bylaws of the corporation, a Secretary and a Treasurer, each of whom shall be elected by the Board of Directors at such time and in such manner as may be prescribed by the Bylaws of the corporation. Any two or more offices may be held by the same person, except the offices of President and Secretary.

                                   ARTICLE IX
                                     BYLAWS

         The Board of Directors shall have the power to make and adopt such prudent Bylaws for the government of the corporation not inconsistent with the laws of the State of Colorado or these Articles of Incorporation for the purpose of regulating and carrying on the business of the corporation within the scope of its objects and purposes; and the Board of Directors from time to time may change, alter or amend the same as may be beneficial to the interests of the corporation except as otherwise specifically provided therein.

                                   ARTICLE X
                            MEETINGS OF SHAREHOLDERS

         Meetings of shareholders of the corporation shall be held at such place within or without the State of Colorado and at such times as may be prescribed in the Bylaws of the corporation. Special meetings of the shareholders of the corporation may be called by the President of the corporation, the Board of Directors, or by the record holder or holders of at least ten percent (10%) of all shares entitled to vote at the meeting. At the meeting of the shareholders, except to the extent otherwise provided by the Bylaws, a quorum shall consist of a two-thirds (2/3) majority of the Shares entitled to vote at the meeting, represented in person or by proxy and, if a quorum is present, the affirmative vote of the majority of shares represented and entitled to vote at the meeting shall be the act of the shareholders unless the vote of a greater number or voting by classes is required by law.


                                   ARTICLE XI
                                 SALE OF ASSETS

         Whenever the Board of Directors at any meeting thereof, by a two-thirds (2/3) majority vote of the whole Board, determines that it is in the best interests of the corporation, the corporation may sell, lease, exchange, or convey all of its property and assets, including its good will and its corporate franchises, upon such terms and conditions and for such consideration as the Board of Directors shall deem expedient; provided, however, that the sale or disposal of all or substantially all of the property and assets of the corporation shall be authorized or ratified by the affirmative vote of the holders of at least a two-thirds (2/3) majority of the capital stock then issued and outstanding, such vote to be taken at a meeting of shareholders duly called for that purpose as provided by the statutes of the State of Colorado.


                                  ARTICLE XII
                       INTEREST OF DIRECTORS IN CONTRACTS

         Any contract or other transaction between the corporation and one or more of its

Directors, between the corporation and any firm of which one or more of its Directors are members or employees, or in which they are interested, or between the corporation and any corporation or association of which one or more of its Directors are shareholders, members, directors, officers or employees, or in which they are interested, shall be valid for all purposes, notwithstanding the presence of such Director or Directors at the meeting of the Board of Directors of the corporation which acts upon or in reference to such contract or transaction, and notwithstanding his or their participation in such action, if the facts of such interest shall be disclosed or known to the Board of Directors, and the Board of Directors shall, nevertheless, authorize, approve, and ratify such contract or transaction by a vote of a majority of the Board of Directors present. Such interested Director or Directors shall be counted in determining whether a quorum is present but shall not be counted in calculating the majority necessary to carry such vote. This Article shall not be construed to invalidate any contract or other transaction which would otherwise be valid under the common and statutory law applicable thereto.


                                  ARTICLE XIII
                          INDEMNIFICATION OF DIRECTORS

         The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a Director or officer of the corporation, or is or was serving at the request of the corporation as a Director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the defense or settlement of such action, suit or proceeding, to the extent and under the circumstances permitted by the Colorado Corporation Code, as amended. The corporation shall indemnify any person who was or is a party or it threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a Director or officer of the corporation or is or was serving at the request of the corporation as a Director or officer of another corporation, partnership, joint venture, trust, or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit to the extent and under the circumstances permitted by the Colorado Corporation Code. Such indemnification (unless ordered by a Court) shall be made as authorized in a specific case upon a determination that indemnification of the Director, officer, employee or agent is proper in the circumstances because he has met the applicable standards of conduct set forth in the Colorado Corporation Code. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of Directors who were not parties to such action, suit or proceeding, or (2) if such quorum is not obtainable, or even if obtainable, a quorum of disinterested Directors so directs, by independent legal counsel in a written opinion or (3) by the stockholders.

         The foregoing right of indemnification shall not be deemed exclusive of any other right to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested Directors or otherwise, and shall continue as to a person who has ceased to be a Director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.


                                  ARTICLE XIV
                     AMENDMENT OF ARTICLES OF INCORPORATION

         The corporation expressly reserves the right to amend these Articles of Incorporation and to alter, change, or repeal any provision contained herein in any manner now or hereafter permitted by the Colorado Corporation Code, and the rights of all shareholders are expressly made subject to such power of amendment. Whenever an amendment to these Articles of Incorporation shall be required to be adopted by the shareholders of the corporation, the proposed amendment shall be adopted upon receiving the affirmative vote of a two-thirds (2/3) majority of shares entitled to vote thereon.

IN WITNESS WHEREOF, I have hereunto set my hand this 30th day of March, 1984.

                                        /s/ Clinton P. Swift
                                        --------------------
                                        Clinton P. Swift, Incorporator


STATE OF COLORADO                 )
                                  )ss.
CITY AND COUNTY OF DENVER         )

         I, Debra McArthur, a notary public, hereby certify that on the 30th day of March, l984, Clinton P. Swift personally appeared before me in the City and County of Denver, State of Colorado, who being by me first duly sworn declared that he was the person who signed the foregoing document as incorporator and that the statements therein contained are true.

,        IN WITNESS WHEREOF, I have set my hand and seal this 30th day of
March, 1984.

         My commission expires:  November 8, 1986.

                                  /s/ Debra McArthur
                                  ------------------
                                  Notary Public
                                  Address:
                                  210 University Blvd., 9th Floor
                                  Denver, Colorado 80206





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